UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Definitive Proxy Statement
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☑	Soliciting Material Pursuant to §240.14a-12

VERTRUE INCORPORATED

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VERTRUE INCORPORATED’S ALL-STAFF CONFERENCE CALL
Operator: Hello and welcome to Vertrue’s all-staff conference call. At this time I will turn the call over to Gary Johnson, President and CEO of Vertrue Incorporated.
Gary Johnson:
Yes, thank you, Tania. Good Morning everyone and thank you for joining me for this call on such short notice. I want to let you know that I am dialed in remotely as I am away with my family on holiday and wish to apologize in advance if there are any issues with the connection.
I am pleased to announce to you today that Vertrue has entered into a definitive agreement to be acquired by an investor group consisting of One Equity Partners, Oak Investment Partners, Rho Ventures and Vertrue’s management. Details of this transaction are outlined in the press release, which you received with the invite to this call.
Now, I am excited about this for many reasons, not the least of which is that it will enable us to achieve our aggressive growth strategies much more quickly than we could as currently planned. It is important to note that we are in the initial stages of the process and nothing can be finalized without both shareholders’ and SEC approval.
The investment group’s desire to invest in Vertrue speaks volumes about what we have built over the years and recognizes the talent that exists within our organization.
For now it is business as usual. It is imperative that we continue to work towards achieving, and in fact surpassing, our goals as we approach Q4, the fourth quarter of this fiscal year.
I know that you will have many questions regarding this announcement, and my commitment to you is that I will continue to communicate any material updates as they develop.
We will be scheduling a town hall meeting upon my return from holiday, however, in the meantime, we have attempted to anticipate as many of the questions you may have as possible, and we will be distributing a question and answer format immediately following this call.
I look forward to your continued support and dedication and thank you for all of your contributions.
Thanks again.
Operator: That concludes today’s conference call. Thank you for joining this call and have a good day.

FORWARD-LOOKING STATEMENTS
     Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vertrue Incorporated (the “Company”) to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, risks associated with the timing of and costs of financing commitments, general competitive factors and regulatory developments. More detailed information about these risks, uncertainties and other factors is set forth in the Annual Report on Form 10-K for the fiscal year ended June 30, 2006 of the Company and in its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2006. Risks and uncertainties relating to the proposed transaction include the ability of the parties to the Merger Agreement to satisfy the conditions to closing specified in the Merger Agreement. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements.
ADDITIONAL INFORMATION AND WHERE TO FIND IT
     In connection with the proposed merger of Vertrue Incorporated with Velo Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of Velo Holdings Inc., a Delaware corporation, (the “Merger”), the Company will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of the Company. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The Company’s stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Vertrue Incorporated, 20 Glover Avenue, Norwalk, Connecticut 06850, telephone: (203) 324-7635, or from the Company’s website, http://www.vertrue.com.
     The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2006 Annual Meeting of Stockholders, which was filed with the SEC on October 12, 2006. Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the Merger, when filed with the SEC.